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Exhibit 21.1

FIRST COMMUNITY BANCORP

LIST OF SUBSIDIARIES
AT MARCH 18, 2003

SUBSIDIARY	STATE
First National Bank	Federally chartered doing business in California
Pacific Western National Bank	Federally chartered doing business in California
Bankshares Service Corporation (a wholly owned subsidiary of First National Bank)	California
Desert Community Properties (a wholly owned subsidiary of Pacific Western National Bank)	California
First Charter Merchant Card Consulting Services, Inc. (a wholly owned subsidiary of Pacific Western National Bank)	California
First Community/CA Statutory Trust	Connecticut
First Community/CA Statutory Trust II	Connecticut
First Community/CA Statutory Trust III	Delaware
First Community/CA Statutory Trust IV	Connecticut
Professional Bancorp Mortgage, Inc. (a wholly owned subsidiary of Pacific Western National Bank)	California

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  Exhibit 21.1
FIRST COMMUNITY BANCORP LIST OF SUBSIDIARIES AT MARCH 18, 2003